UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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CommerceHub, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
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Filed by CommerceHub, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: CommerceHub, Inc.

Commission File No. 001-37840

CommerceHub Employee FAQ

General Questions

Q:  What was announced and what does it mean?

A: On March 6th, 2018, CommerceHub announced that it has entered into a definitive agreement to be acquired by GTCR and Sycamore Partners, two private equity firms. When the transaction closes, CommerceHub will cease to be a publicly traded company and will again be a privately owned company, similar to before its Spin-Off.  CommerceHub will remain a standalone independent company.

Q:  Who are GTCR and Sycamore Partners?

A: GTCR and Sycamore Partners are private equity firms with long histories of building value in businesses they own. GTCR is a growth-oriented firm with a long history of making and growing software investments, and Sycamore Partners is focused on retail and consumer investments.

Q:  Is this good for CommerceHub and its customers?

A:  Yes, this is good news! CommerceHub’s mission and vision remain unchanged, and we will continue our commitments to and passion for our customers. We believe that the resources and combined financial strength of GTCR and Sycamore Partners will enable CommerceHub to continue to grow and further establish our leadership position.

Q:  When will the transaction close and be final?

A: There will be many more steps in the process of closing the transaction. The exact timing and details of the process are not yet known but are expected to be complete in the third quarter of 2018.

Q:  What does this mean for our customers?

A:  There is no change for customers — we will continue to operate the business as usual. We remain deeply committed to delivering on our strategic product roadmap and current customer commitments, and all of our products and services for customers remain available.

Q:  Will this affect our longer product priorities/roadmap?

A: GTCR and Sycamore recognize the value we provide to our customers and are acquiring the company because of our strategic position in the ecommerce market. We will remain committed to our current product offering and delivering on our strategic product roadmap.

Q:  Will there be management changes as a result of the transaction?

A: Currently there are no planned management changes.

Q:  What can I say to customers and other third parties about the transaction?

A:  As a public company, strict regulations apply to any external communications about the transaction. As such, please don’t initiate discussions with customers or any other third parties about the transaction. If asked, please refer them only to information that has been publicly posted to our website or specifically approved by CommerceHub’s General Counsel for external communication. Please note that any communication provided for external release must not be altered in any way. If you are unsure or have any questions, please contact CommerceHub’s General Counsel.

Q:  What should I do if I get calls from media or anyone else regarding the transaction?

A:  It is very important that you do not comment on the transaction or try to answer any questions from the media or outside investors. All investor questions and media inquiries should be referred to CommerceHub’s General Counsel.

Q:  Can I communicate this news via social media or comment on this news via my social channels?

A:  No. Remember that under no circumstances can you communicate on social media on behalf of CommerceHub or in such a way that appears as if you are communicating as an employee of CommerceHub.  CommerceHub has only a handful of designated spokespersons who can initiate or comment on this news.

Q:  Can I talk to my co-workers, family and friends?

A:  Yes, this is exciting news! Again, you cannot communicate on behalf of CommerceHub, but any information that has been shared publicly is ok to share with family and friends.

How the Proposed Transaction May Impact You

Q:  What will happen to my CommerceHub stock options and RSUs?

A:  If and when the transaction closes, each then-employee’s outstanding options and RSUs that were granted prior to January 1, 2018 will automatically vest and will be cashed out as part of the transaction. You will be paid $22.75 for each share, less applicable withholding and, in the case of stock options, the option exercise price.

Q:  Can I continue to trade in CommerceHub common stock while the transaction is pending?

A:  Generally, as long as the trading window is open to you per communications from CommerceHub’s legal department, you can continue to trade CommerceHub common stock unless you have material non-public information or you have been notified by the company that you are otherwise restricted from doing so. CommerceHub’s Insider Trading Policy continues to apply, including relevant blackout periods. If you are unsure or have any questions, please contact CommerceHub’s General Counsel.

Q: Will the 2017 bonus be paid?

A: Yes. If you have been awarded a bonus for 2017, it will be paid as planned.

Q:  How does this impact my role at CommerceHub?

A:  GTCR and Sycamore Partners are acquiring CommerceHub because of the strength of our business and the market opportunity we have in front of us. As a software company, our true asset is our people, and both GTCR and Sycamore Partners are looking forward to working with the entire CommerceHub team.

Q: What could prevent the transaction from closing?

A: While we expect the closing process to proceed smoothly, the transaction is subject to a number of customary closing conditions, including stockholder and regulatory approvals. Until the transaction closes, we will continue to operate as a public company, subject to the same obligations and regulatory requirements we have observed since the Spin-Off. It is essential to keep focused on our existing jobs, operations, processes and programs.

Q:  What happens if the transaction does not close?

A:  If the transaction does not close, CommerceHub will continue to operate as a public company in the same manner as it did prior to the announcement of the deal.

Q:  What will happen to the ESPP?

A:  The current ESPP offering period will end within the next 15 business days, effectively creating a shortened offering period.  At that time, the price of the last day of the program will be used to compare to the opening price, and shares will be issued based on an employee’s contributions as of that date.  Further contributions will not take place.

Q:  Can I enroll in the ESPP or increase my contribution now?

A:  With or without the announcement of the transaction, the ESPP enrollment and change period is closed.

Q:  Will CommerceHub’s existing employee benefit plans change?

A:  While we do not expect any changes to employee benefit plans as a result of the transaction, CommerceHub continually evaluates benefit programs to ensure that they provide the most value to the employees at the best possible cost to the company and this practice will continue.

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Forward-looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed acquisition of CommerceHub by affiliates of GTCR and Sycamore, including the expected timing of the completion of the transaction, the expected benefits of the transaction and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the proposed acquisition of CommerceHub. These forward-looking statements speak only as of the date of this communication, and CommerceHub expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of CommerceHub, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to CommerceHub’s business which may affect the statements made in this communication.

Additional Information

Nothing in this communication shall constitute a solicitation to buy or an offer to sell shares of any series of CommerceHub’s common stock. CommerceHub stockholders and other investors are urged to read the proxy statement to be filed with the SEC because it will contain important information relating to the proposed acquisition of CommerceHub by affiliates of GTCR and Sycamore. Copies of CommerceHub’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Investor Relations at investor@commercehub.com.

Participants in the Solicitation

The directors and executive officers of CommerceHub and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals relating to the proposed acquisition of CommerceHub. Information regarding the directors and executive officers of CommerceHub will be available in its preliminary proxy statement, which will be filed with the SEC, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials regarding the foregoing to be filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.